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EXHIBIT 11.1
STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(UNAUDITED)



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
                                                             Three Months Ended September 30,    Nine Months Ended September 30,
                                                            ----------------------------------  ---------------------------------
                                                                  1998              1999            1998               1999
                                                                  ----              ----            ----               ----
Net Loss                                                      $   (31,272)      $   (43,828)    $   (90,329)      $   (130,552)
    Preferred dividends                                            (2,499)           (4,151)         (7,271)           (12,202)
     Gain on repurchase of preferred stock                             --                --              --              2,208
                                                             -------------     -------------   -------------     --------------
Net loss attributable to common stockholders                  $   (33,771)      $   (47,979)    $   (97,600)      $   (140,546)
                                                             =============     =============   =============     ==============

Weighted-average shares outstanding:
    Shares outstanding, beginning of period                    40,548,414        41,670,693      40,548,414         41,583,403
    Shares issued in settlement of litigation                     270,000                 -         270,000                  -
    Shares issued in employee stock purchase plan                 112,801           191,215          72,863            151,028
                                                             -------------     -------------   -------------     --------------
Weighted-average shares outstanding                            40,931,215        41,861,908      40,891,277         41,734,431
                                                             -------------     -------------   -------------     --------------

Loss per share attributable to common stockholders            $     (0.83)      $     (1.15)    $     (2,39)      $      (3.37)
                                                             -------------     -------------   -------------     --------------
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